UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2011

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2011, First National Community Bancorp, Inc. (the “Company”) announced that Steven R. Tokach was appointed as the interim President and Chief Executive Officer of the Company, effective December 5, 2011.  Also on November 21, 2011, the board of directors (the “Board”) of the Company elected Mr.  Tokach to serve as a Class B director of the Company until the 2012 annual meeting of shareholders, effective November 21, 2011.  Additionally, the board of directors of First National Community Bank, a wholly-owned subsidiary of the Company (the “Bank”), appointed Mr. Tokach as interim President and Chief Executive Officer of the Bank, effective December 5, 2011, and elected Mr. Tokach to serve as a director of the Bank, effective November 21, 2011.

Steven R. Tokach, age 64, has been retired from banking since 2006.  He was Senior Vice President and Chief Credit Administrator for Community Bank, N.A., a multi-billion dollar bank with locations in upstate New York and Northeastern Pennsylvania, from 2004 to 2006.  Prior to that, he served as Regional President of First Liberty Bank & Trust, N.A., the Pennsylvania bank division of Community Bank, N.A, from 2001 to 2004.  Mr. Tokach served as President of First Liberty Bank in Jermyn, Pennsylvania from 1996 to 2001 and as Executive Vice President and Chief Operating Officer from 1991 to 1996.  Prior to that, Mr. Tokach worked for three other banks located in Pennsylvania, serving as Vice President of First Eastern Bank from 1989 to 1991, as Vice President of Guaranty Bank, N.A. from 1986 to 1989 and as Vice President of The First National Bank of Jermyn from 1982 to 1986.  Prior to his banking career, Mr. Tokach was a Bank Examiner with the Office of the Comptroller of the Currency (the “OCC”) from 1968 to 1982, supervising or assisting in the examination of national banks.

Mr. Tokach is a graduate of King’s College in Wilkes-Barre, Pennsylvania, where he earned his bachelor’s degree in accounting.  He is a former member of the boards of directors of the Scranton Chamber of Commerce and the United One Credit Bureau.

Pursuant to applicable banking laws, the Federal Reserve Board (the “FRB”) and the OCC must not object to new directors and executive officers of the Company and the Bank.  The FRB notified the Company that it has no objection to Mr. Tokach serving as President and Chief Executive Officer and as a director of the Company.  The OCC does not object to Mr. Tokach serving on an interim basis until January 13, 2012. If the Company does not receive notice of disapproval prior to January 14, 2012, Mr. Tokach will begin service as President and Chief Executive Officer and as a director of the Company and the Bank on a permanent basis at that time.

A copy of the press release announcing Mr. Tokach’s appointment and election is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

99.1                   Press Release dated November 22, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ Edward J. Lipkus
Edward J. Lipkus, Executive Vice President and
Chief Financial Officer

Dated: November 22, 2011